UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 9, 2015

Jive Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200

Palo Alto, California 94301

(Address of principal executive offices) (Zip code)

(650) 319-1920

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2015, Jive Software, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2014. In the press release, the Company also announced that it would be holding a conference call on February 10, 2015 to discuss its financial results for the quarter and fiscal year ended December 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the furnished press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, the Company announced that its Board of Directors (the “Board”) had appointed Elisa Steele as the Company’s Chief Executive Officer on February 9, 2015, effective immediately. The Board also appointed Ms. Steele to serve as a director of the Company, effective immediately. In addition, to her appointment as Chief Executive Officer, Ms. Steele will continue to serve as President of the Company.

In connection with her appointment to the role of Chief Executive Officer, Ms. Steele and the Company entered into an Amended and Restated Offer Letter under which Ms. Steele will continue her employment on an at-will basis and will continue to be paid an annual base salary of $500,000 and be eligible to receive an annual target bonus of $375,000. Additionally, Ms. Steele also will receive a stock option to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the Company’s common stock on the grant date and 500,000 restricted stock units (“RSUs”). The stock options will vest as to 1/48th of the shares on each monthly anniversary following February 9, 2015, subject to Ms. Steele’s continued service to the Company. The RSUs will vest quarterly over a four-year period beginning on or about May 16, 2015, subject to Ms. Steele’s continued service to the Company. The grant of stock options and RSUs will become effective on February 13, 2015. Ms. Steele will continue to participate in the Company’s benefit plans in accordance with their terms.

In addition, Ms. Steele and the Company entered into an Amended and Restated Change of Control Retention Agreement to provide certain benefits upon an involuntary termination other than for cause, or resignation for good reason during a change of control period or in connection with a change in control such that Ms. Steele will receive (subject to Ms. Steele signing and not revoking a release of claims with the Company): (1) a severance payment equal to eighteen months of her base salary, (2) a lump sum payment equal to eighteen multiplied by the cost of a single month of COBRA coverage (if Ms. Steele is covered by the Company’s health care plan), (3) a bonus severance payment equal to 150% of the greater of (i) the annual target bonus for the year in which Ms. Steele’s employment is terminated, and (ii) the actual bonus Ms. Steele would earn under the Company’s executive bonus plan in effect in the fiscal year in which the date of her termination occurs based on the Company’s achievement against the metrics established under the plan and assuming that any individual goals for Ms. Steele are achieved at target levels, and (4) accelerated vesting as to 100% of the then-unvested shares subject to each of Ms. Steele’s then-outstanding equity awards.

Upon an involuntary termination other than for cause, or resignation for good reason other than during a change in control period or in connection with a potential change in control, Ms. Steele will receive the same severance benefits to which she was entitled pursuant to the Amended and Restated Offer Letter she entered into with Company on November 3, 2014, and as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2014. The definitions of cause and good reason continue to have the meanings specified under Ms. Steele’s previous Change of Control Retention Agreement.

There are no family relationships between Ms. Steele and any director or executive officer of the Company. There are no transactions involving Ms. Steele requiring disclosure under Item 404(a) of Regulation S-K of the Exchange Act.

In connection with Ms. Steele’s appointment as the Company’s Chief Executive Officer, effective as of such appointment, the Board disbanded the Office of the Chief Executive Officer. William A. Lanfri will remain a member of the Board and, in connection with the dissolution of the Office of the CEO, was reappointed to serve on the Audit Committee of the Board with Theodore Schlein resigning from such committee.

In recognition of his service to the Company as a member of the Office of Chief Executive Officer, Mr. Lanfri will receive 100,000 RSUs, which will vest 50% on the grant date and the remaining RSUs will vest in four equal monthly installments beginning on March 1, 2015, subject to Mr. Lanfri’s continued service to the Company as a member of the Board. The RSU grant will become effective on February 13, 2015.

Additionally, on February 9, 2015, the Board increased the cash compensation opportunities for Bryan LeBlanc, the Company’s EVP & Chief Financial Officer, as follows: (1) his annual base salary will be $400,000 and (2) his annual target bonus opportunity will remain at 50% of his annual base salary. Mr. LeBlanc also will receive a stock option to purchase 138,500 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the Company’s common stock on the grant date and 138,500 RSUs. The stock options will vest as to 1/48th of the shares on each monthly anniversary following February 9, 2015, subject to Mr. LeBlanc’s continued service to the Company. The RSUs will vest quarterly over a four-year period beginning on or about May 16, 2015, subject to Mr. LeBlanc’s continued service to the Company. The grant of stock options and RSUs will become effective on February 13, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached hereto and this list is intended to constitute the exhibit index:

99.1	Press release dated February 10, 2015 regarding the fourth quarter and annual 2014 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP & Chief Financial Officer

Dated: February 10, 2015